Exhibit 99.1
Investor and Media Contact:
Michelle Edwards, Investor Relations
medwards@oxigene.com
650-635-7006
OXiGENE Announces Agreement to Acquire Symphony ViDA, Including More
Than $12 Million in Unrestricted Cash and All Rights to OXi4503 and
ZYBRESTAT for Ophthalmology
South San Francisco, California — July 6, 2009 — OXiGENE, Inc., a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases, announced that the Company exercised its option to acquire all of the equity of Symphony ViDA, Inc. in exchange for six million newly-issued shares of OXiGENE common stock, subject to adjustment as described below. Based upon a price of $2.08 per share, the closing market price of OXiGENE common stock on July 2, 2009, the stock has a value of approximately $12.5 million. Upon closing of the transaction, which is expected to occur within thirty days, Symphony Capital will own approximately 44% of the total OXiGENE Common Stock outstanding.
OXiGENE and Symphony have negotiated new terms for the Purchase Option Agreement entered into on October 1, 2008 to satisfy the purchase price for OXiGENE’s option to acquire Symphony ViDA. Under the terms of the new Amended and Restated Purchase Option Agreement, the Company will re-acquire all rights to the ZYBRESTAT™ for ophthalmology and OXi4503 programs that are currently licensed to Symphony ViDA. In addition, the approximately $12.5 million in cash currently held by Symphony ViDA will become available for use for OXiGENE’s general corporate purposes, including funding development of the company’s pivotal trial-stage drug candidate, ZYBRESTAT for oncology. In the event that OXiGENE issues additional securities prior to January 2, 2010 at a price lower than $2.08 per share, Symphony will have the right to receive additional securities in an amount reflecting the difference in value of the securities at the time of such subsequent issuance and $2.08 per share.
“We expect this important step in our strategic partnership with Symphony Capital to drive value for all shareholders by enabling us to more efficiently allocate our capital resources across all of our drug development programs,” commented John A. Kollins, OXiGENE’s Chief Executive Officer. “At the same time, we regain rights to the ZYBRESTAT for ophthalmology and OXi4503 programs and eliminate OXiGENE’s future funding obligations of up to $15 million to Symphony ViDA. We anticipate continuing the strong and supportive working relationship we’ve established with Symphony Capital, which we believe has facilitated significant progress in our drug
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OXGN Exercises Purchase Option Agreement
July 6, 2009

development programs and associated business initiatives since the beginning of our collaboration last year.”
The two members of the Company’s Board of Directors appointed by Symphony, Mr. Mark Kessel and Dr. Alastair Wood, will remain on the Board, and the Company expects to maintain its advisory relationships with Symphony and RRD International LLC.
“The additional investment we’re making in OXiGENE under this agreement reflects our continued confidence in the Company, its management, and its prospects for success in developing novel and valuable anti-vascular therapeutics for cancer and eye diseases,” said Mark Kessel, founder and Managing Director of Symphony Capital.
Conference Call Today
Members of OXiGENE’s management team will discuss the restructured relationship with Symphony Capital via a webcast and conference call today at 1:00 p.m. EDT (10 a.m. PDT). To listen to a live or an archived version of the audio webcast, please log on to the Company’s website, www.oxigene.com. Under the “Investors” tab, select the link to “Events and Presentations.”
OXiGENE’s conference call can also be heard live by dialing 800-239-9838 in the United States and Canada, and 913-312-1266 for international callers, five minutes prior to the beginning of the call. A replay will be available starting at 4:00 p.m. EDT (1:00 p.m. PDT) on July 6, 2009 and ending at midnight EDT (9:00 p.m. PDT) on July 20, 2009. To access the replay, please dial 888-203-1112 if calling from the United States or Canada, or 719-457-0820 from international locations. Please refer to replay pass code 1649423.
About ZYBRESTAT
ZYBRESTAT is currently being evaluated in a pivotal registration study in anaplastic thyroid cancer (ATC) under a Special Protocol Assessment agreement with the U.S. Food and Drug Administration (FDA). OXiGENE believes that ZYBRESTAT is poised to become the first therapeutic product in a novel class of small-molecule drug candidates called vascular disrupting agents (VDAs). Through interaction with vascular endothelial cell cytoskeletal proteins, ZYBRESTAT selectively targets and collapses tumor vasculature, thereby depriving the tumor of oxygen and causing death of tumor cells. In clinical studies in solid tumors, ZYBRESTAT has demonstrated potent and selective activity against tumor vasculature, as well as clinical activity against ATC, ovarian cancer and various other solid tumors. In clinical studies in patients with forms of macular degeneration, intravenously-administered ZYBRESTAT has demonstrated activity, and the Company’s objective is to develop a topical formulation of ZYBRESTAT for ophthalmological indications.
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OXGN Exercises Purchase Option Agreement
July 6, 2009

About OXi4503
OXi4503 (combretastatin A1 di-phosphate / CA1P) is a dual-mechanism vascular disrupting agent (VDA) that is being developed in clinical studies for the treatment of solid tumors. Like its structural analog, ZYBRESTAT (fosbretabulin / CA4P), OXi4503 has been observed to block and destroy tumor vasculature, resulting in extensive tumor cell death and necrosis. In addition, preclinical data indicate that OXi4503 is metabolized by oxidative enzymes (e.g., tyrosinase and peroxidases), which are elevated in many solid tumors and tumor white blood cell infiltrates, to an orthoquinone chemical species that has direct cytotoxic effects on tumor cells. Preclinical studies have shown that OXi4503 has (i) single-agent activity against a range of xenograft tumor models; and (ii) synergistic or additive effects when incorporated in various combination regimens with chemotherapy, molecularly-targeted therapies (including tumor-angiogenesis inhibitors), and radiation therapy. OXi4503 is currently being evaluated as a monotherapy in a Phase 1 dose-escalation study in patients with advanced solid tumors and in a Phase 1b/2a study in patients with hepatic tumor burden.
About Symphony Capital Partners, LP
Symphony Capital is a New York-based private equity firm that invests in development stage biopharmaceutical programs. Symphony has the most experienced team in R&D project-specific financings and invests exclusively in the type of collaboration undertaken with OXiGENE. Symphony Capital Partners, LP is the lead investor in Symphony ViDA. Additional information about Symphony is available at www.symphonycapital.com.
About RRD International, LLC
RRD International, LLC (RRD) is a product development company dedicated to supporting the global regulatory, preclinical and clinical needs of biotechnology, pharmaceutical and medical device companies. RRD provides comprehensive strategic planning and operational support from program inception to product approval including the design, management and execution of clinical trials. RRD’s team of highly experienced drug and device developers has a substantial record of favorable FDA interactions and outcomes. Through its customized and flexible business approach, RRD offers a unique risk-sharing model, enabling its goals and interests to be aligned with a partner company’s success. Additional information about RRD is available at www.rrdintl.com.
About OXiGENE
OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The company’s major focus is developing vascular
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OXGN Exercises Purchase Option Agreement
July 6, 2009

disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, enrollment rate for patients in the ZYBRESTAT pivotal trial for anaplastic thyroid cancer, interim analysis of the same, timing of the IND filing and Phase 1 trial initiation for topical ZYBRESTAT, timing of a Phase 2 study of ZYBRESTAT and bevacizumab in NSCLC, timing or execution of a strategic collaboration on any product or indication, and cash utilization rate for 2009. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
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